UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
April 3, 2019

READY CAPITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35808	90-0729143
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas,

7th Floor

New York, NY 10036

(Address of principal executive offices))
(Zip Code)

Registrant’s telephone number, including area code: (212) 257-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ready Capital Corporation (the “Company”) announced today that the Company has appointed Gary Taylor to serve as Chief Operating Officer, effective April 3, 2019.

There are no arrangements or understandings with any person pursuant to which Mr. Taylor was named Chief Operating Officer. Mr. Taylor does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Taylor is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the U.S. Securities Act of 1933, as amended.

Mr. Taylor, 59, is an executive with over 25 years of experience in operations and risk management across multiple asset classes including small balance commercial real estate, government guaranteed and residential mortgage loans.  Prior to joining the Company, Mr. Taylor served as President and Chief Operating Officer of Newtek Business Credit from May 2015 to March 2019.   From 2013 to 2015, Mr. Taylor was Managing Director at Brevet Capital Management, and before that he was Chief Operating Officer of CIT Small Business Lending from 2007 to 2013.  Earlier in his career, Mr. Taylor held numerous roles within the financial services industry including Lehman Brothers, Moody’s Investor Service, AT&T Capital Corporation, Resolution Trust Corporation, First Chicago Bank & Trust, and Chase Manhattan Bank.

Mr. Taylor is an employee of ReadyCap Commercial, LLC, a wholly-owned subsidiary of the Company (“ReadyCap Commercial”). Mr. Taylor will be paid an initial annual base salary of $250,000 and is eligible for annual bonuses payable in a combination of cash and common stock of the Company. His bonus will be pro-rated in the first year of his employment, provided that Mr. Taylor is employed by ReadyCap Commercial on the date of payment.  Thereafter, Mr. Taylor may be eligible to receive a year-end discretionary bonus if he is employed by ReadyCap Commercial on the date of payment thereof.  Mr. Taylor will also participate in benefit programs that ReadyCap Commercial generally makes available to its employees.  The term of Mr. Taylor’s employment will commence as of April 3, 2019 and terminate on a date specified by ReadyCap Commercial or Mr. Taylor in a notice given, at will, with or without cause, by either party.  In the event that ReadyCap Commercial terminates Mr. Taylor’s employment without cause prior to April 3, 2021, ReadyCap Commercial shall pay to Mr. Taylor severance compensation based on Mr. Taylor’s salary at the time of termination for a minimum of six months following the date of termination.

Item 8.01. Other Events

On April 3, 2019, the Company issued a press release announcing the appointment of Mr. Taylor. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated April 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Capital Corporation

	By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer

Dated: April 3, 2019